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Exhibit 1.1

THE MILLS CORPORATION

(a Delaware corporation)

PLACEMENT AGENCY AGREEMENT

Dated: February 25, 2002

Exhibit 1.1

THE MILLS CORPORATION

(a Delaware corporation)

PLACEMENT AGENCY AGREEMENT

February 25, 2002

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

        THE MILLS CORPORATION, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the "Placement Agent"), to act as exclusive placement agent for the Company with respect to the issue and sale by the Company to, and the purchase by, Cohen & Steers Quality Income Realty Fund, Inc., a Maryland corporation (the "Fund"), of a yet to be determined amount of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

        It is contemplated that the Common Stock will be issued by the Company to the Fund for an aggregate purchase price anticipated to be at least $25,000,000 (the "Securities"). In acting as the Placement Agent, Merrill Lynch will seek to place the Securities with the Fund on a reasonable best efforts basis, acting as the Company's agent and not as a principal in the placement of the Securities. Merrill Lynch may separately engage, at its own expense and with the prior approval of the Company, sub-agents as it may deem necessary or appropriate.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-65142) and Amendment Nos. 1 and 2 thereto for the registration of shares of the Company's Common Stock and warrants for Common Stock under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430(A) or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as so amended, if applicable) has been declared effective by the Commission. Such registration statement (as so amended, if applicable) including the information, if any, deemed to be a part thereof pursuant to Rule 430(A)(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Securities, in the form first furnished or used by the Company in connection with the issuance and sale of the Securities to the Fund, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished or used by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A, if applicable, and paragraph (b) of Rule 424 of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, prepare and file a Term Sheet in accordance with the provisions of Rule 434 and Rule 424(b) of the 1933 Act Regulations.

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (and all references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act, which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

        The term "subsidiary" also includes, without limitation, each entity listed on Exhibit B hereto.

        The term "Property Partnership" means any entity which owns any of the Mills or Block projects in the Company's portfolio (as described in the Company's Annual Report on Form 10-K for the most recently completed fiscal year, and including such other Mills or Block projects as are included in the Company's portfolio as of the date of this Agreement (the "Properties")).

        SECTION 1.    Representations and Warranties.

        (a) Representations and Warranties by the Company and the Operating Partnership. The Company and The Mills Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), jointly and severally represent and warrant to the Placement Agent as of the date hereof, and as of the Closing Time referred to in Section 2(b) hereof (in each case, a "Representation Date"), and agree with the Placement Agent, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, after due inquiry, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, after due inquiry, threatened by the Commission or the state securities authority of any jurisdiction.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the date of any amendment or supplement thereto and at the Closing Time the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Placement Agent for use in connection with this offering will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Company has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The financial statements of the Company included, or incorporated by reference, in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders' equity and cash flows data of such entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The selected financial data, the summary financial information and other financial information and data included in, or incorporated by reference into, the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement and the Prospectus. In addition, any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and the guidelines of the American Institute of Certified Public Accountants ("AICPA") with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement and the Prospectus.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) no casualty loss or condemnation or other adverse event with respect to the Properties or any development project of the Company (as described in "Development Pipeline" in the Company's Annual Report on Form 10-K for the most recently completed fiscal year, and such other development projects and sites as of the date of this Agreement (the "Development Sites")) has occurred which would have a Material Adverse Effect, (C) there have been no transactions entered into by the Company, the Operating Partnership, any subsidiary or any Property Partnership, other than those arising in the ordinary course of business, which would have a Material Adverse Effect, (D) except for regular distributions on the Company's Common Stock in amounts per share that are consistent with past practice and regular quarterly distributions on units of the Operating Partnership (the "Units") there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to its Units and (E) there has been no material change in the capital stock of the Company or the partnership interests of the Operating Partnership, or any material increase in the indebtedness of the Company, the Operating Partnership, its subsidiaries and any Property Partnership considered as one enterprise.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not result in a Material Adverse Effect..

          (vii) Good Standing of the Operating Partnership. The Operating Partnership is duly formed and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units as disclosed in the Prospectus as of the dates set forth therein. The Agreement of Limited Partnership of the Operating Partnership, dated April 21, 1994, as amended through the Closing Time (the "Operating Partnership Agreement"), is in full force and effect.

          (viii) Good Standing of Subsidiaries. Each subsidiary that is a "significant subsidiary" as such term is defined in Section 1-02 of Regulation S-X (each a "Significant Subsidiary," and collectively, the "Significant Subsidiaries") and each subsidiary listed on Exhibit B hereto has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such entity have been duly authorized and validly issued and are fully paid and non-assessable, or with respect to partnership entities have been fully paid, and are owned directly or indirectly by the Company or the Operating Partnership and various joint venture partners, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"). No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or other equity interests or any other securities of such entities, except as disclosed in the Prospectus or as otherwise provided in the joint venture agreements listed on a Schedule A to this Agreement, if not otherwise disclosed in the Prospectus.

          (ix) Good Standing of Property Partnerships. Each of the Property Partnerships is duly organized and validly existing as a limited or general partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of its respective jurisdiction of formation; each of the Property Partnerships has the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged. Each of the partnership, operating or other organizational agreements, as the case may be, of the Property Partnerships is in full force and effect. Each of the Property Partnerships is duly qualified or registered as a foreign partnership, limited liability company or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

          (x) Capitalization. As of February 15, 2002, the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, of which 28,493,903 shares of Common Stock and 750,000 shares of series A cumulative convertible preferred stock, par value $.01 per share, are issued and outstanding as of such date. Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable and were offered in compliance with all applicable laws (including, without limitation, Federal and state Securities laws), and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party or otherwise. Except for shares of Common Stock issuable upon exchange of Units or upon the exercise of options or the grant of restricted shares under the stock option plans of the Company, and except as described in the Prospectus, there are no shares of capital stock of the Company reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and, except as granted in the Purchase Agreement between the Company and the Fund dated the date hereof (the "Purchase Agreement") and by that certain Underwriting Agreement between the Company and Salomon Smith Barney Inc., dated February 25, 2002, and that certain Terms Agreement between the Company and Salomon Smith Barney Inc., dated February 25, 2002, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company.

          (xi) Authorization of Units. All the issued and outstanding Units have been duly authorized, validly issued, and fully paid, and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as described in the Prospectus, there are no Units reserved for any purpose, no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

          (xii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, to the extent each is a party hereto and assuming due authorization, execution and delivery by the Placement Agent, is enforceable against the Company and the Operating Partnership, to the extent each is a party hereto, in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (xiii) Authorization of Common Stock. The Securities being sold by the Company to the Fund have been duly authorized by the Company for issuance and sale to the Fund. Such Securities, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration therefor specified in such Purchase Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company, the Operating Partnership, any subsidiary or any Property Partnership is a party, or otherwise. No holder of such Securities is or will be subject to personal liability by reason of being such a holder. The form of stock certificate to be used to evidence the Common Stock will be in due and proper form and will comply with all applicable legal requirements.

          (xiv) Description of the Securities. The Securities being sold pursuant to the Purchase Agreement will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (xv) Absence of Defaults and Conflicts. None of the Company, the Operating Partnership, any subsidiary or any Property Partnership is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such entity is a party or by which or any of them may be bound, or to which any of its assets or the Properties may be bound or are subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Purchase Agreement, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Operating Partnership in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company and the Operating Partnership with their obligations hereunder and thereunder have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, the Operating Partnership, any subsidiary or any Property Partnership pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, by-laws of the Company or the organizational documents of the Operating Partnership, any subsidiary or any Property Partnership or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership, any subsidiary or any Property Partnership or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, any subsidiary or any Property Partnership.

          (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership, any subsidiary or any Property Partnership exists or, to the knowledge of the Company or the Operating Partnership is imminent.

          (xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership threatened against or affecting the Company, the Operating Partnership, any subsidiary or any Property Partnership which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Agreement, the Purchase Agreement, or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership, any subsidiary or any Property Partnership is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required and the descriptions thereof or references thereto are correct in all material respects and no material defaults exist in the due performance or observance of any material obligation, agreement, covenant or condition contained in any such contract or document.

          (xix) REIT Qualification. The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code for each of its subsequent taxable years, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

          (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of its obligations under this Agreement or the Purchase Agreement, or in connection with the transactions contemplated under this Agreement or the Purchase Agreement, except such as have been already obtained or as may be required in connection with the National Association of Securities Dealers, Inc. (the "NASD") or under state securities or real estate syndication laws.

          (xxi) Possession of Intellectual Property. None of the Company, the Operating Partnership or any subsidiary is required to own or possess any trademarks, service marks, trade names, copyrights or other intellectual property (collectively "proprietary rights") not now lawfully owned or possessed by such entity in order to lawfully conduct the business now operated by such entity or as proposed to be operated by it as described in the Prospectus, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, other than such conflict or infringement which would not have a Material Adverse Effect.

          (xxii) Possession of Licenses and Permits. Each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships possesses such certificates, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. Each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. None of the Company, the Operating Partnership, any subsidiary or any Property Partnership has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxiii) Registration Rights. Except as disclosed in the Prospectus and for registration rights of holders of Units, and certain holders of Common Stock who acquired such shares from the Company's former Chief Executive Officer, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxiv) Title to Property. The Company, the Operating Partnership, the subsidiaries and the Property Partnerships have good and marketable title to all real property and related improvements and other assets owned by the Company, the Operating Partnership, the subsidiaries and the Property Partnerships, respectively, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the

  Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, any subsidiary or any Property Partnership, as the case may be. All of the leases and subleases material to the business of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise, and under which the Company or any subsidiary holds properties described in the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership, any subsidiary or any Property Partnership has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership, any subsidiary or any Property Partnership under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership, such subsidiary or such Property Partnership of the continued possession of the leased or subleased premises under any such lease or sublease. All material liens, charges, encumbrances, claims, restrictions on or affecting any of the Properties or Development Sites and the assets of the Company, the Operating Partnership, the subsidiaries or any Property Partnership which are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein. No tenant under any of the leases, pursuant to which the Company, the Operating Partnership, any subsidiary or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect. Except as disclosed in the Registration Statement or Prospectus, each Property complies with all applicable codes, laws, regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceeding, zoning change or other proceeding or action that will, in any material manner, affect the size of, use of, improvements on, development of, construction on or access to, the Properties or the Development Sites, except such proceedings or actions that would not have a Material Adverse Affect.

          (xxv) Insurance. The Company, the Operating Partnership, the subsidiaries and/or the Property Partnerships, as applicable, have insurance policies in effect for the Properties, Development Sites and other assets of the Company, the Operating Partnership, the subsidiaries and/or the Property Partnerships, as applicable, covering risks and in amounts that are commercially reasonable for the assets owned by such entities and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar types of properties and assets, and none of such entities has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

          (xxvi) Investment Company Act. None of the Company, the Operating Partnership, any subsidiary or any Property Partnership is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxvii) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership, any subsidiary or any Property Partnership is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships has all permits, authorizations and approvals required under any applicable Environmental Laws and each is in compliance with their requirements, (C) there are no pending or, to our knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings pursuant to any Environmental Law against the Company, the Operating Partnership, any subsidiary or any Property Partnership and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company, the Operating Partnership, any subsidiary or any Property Partnership or any of their assets relating to any Hazardous Materials or the violation of any Environmental Laws.

          (xxviii) Tax Returns. Each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

          (xxix) Beneficial Owners, Directors and Officers of the Company. No person who (a) in the aggregate beneficially owns 5% or more of the common stock of the Company (a "Beneficial Owner"), (b) is a director of the Company or (c) is an officer of the Company, is a member of the NASD, a controlling stockholder of a member, or an affiliate of a member, or of an underwriter or related person of a member or underwriter with respect to any proposed offering under this Agreement. No beneficial owner of the Company's unregistered securities acquired within the 12 months prior to the filing of the Registration Statement, or any amendments thereto, or to the filing of the Prospectus, or any amendment or supplement thereto, has any direct or indirect affiliation or association with any NASD member.

          (xxx) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

          (xxxi) Stabilization/Manipulation. Neither the Company, the Operating Partnership nor any of their directors, officers or controlling persons nor Kan Am U.S., Inc., a Delaware corporation and an affiliate of the Company ("Kan AM"), has taken or will take, directly or indirectly, any action resulting in the violation of Regulation M, or designed to cause or result under the 1934 Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company or facilitation of the sale or resale of any such securities.

        (b) Officer's Certificates. Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of their subsidiaries delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by such person or entity, as the case may be, to the Placement Agent as to the matters covered thereby.

        SECTION 2.    Placement Agent Fees.

        (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to pay Merrill Lynch a fee (the "Fee"), based upon the aggregate amount of Securities sold, as calculated in accordance with the provisions of this Section for its services pursuant to this Agreement. The Fee will equal to 5.125% of the purchase price of all Securities sold to the Fund pursuant to this Agreement.

        (b) On the date in which the Fund purchases the Securities from the Company as contemplated by this Agreement and the Purchase Agreement (the "Closing Time"), the Company shall pay the Fee to the Placement Agent in cash by wire transfer of immediately available funds to a bank account designated by the Placement Agent.

        SECTION 3.    Covenants of the Company and the Operating Partnership.    Each of the Company and the Operating Partnership covenants with the Placement Agent as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, as applicable, and will notify the Placement Agent immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, in the Purchase Agreement and in the Prospectus. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Placement Agent or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.

        (c) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Placement Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the Prospectus, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify or register as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or registered, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Securities.

        (d) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement in form complying with Rule 158 of the 1933 Regulations for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (e) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        (f) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

        (g) No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Placement Agent as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (b) until the Closing Time, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

        (h) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

        (i) REIT Qualification. The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code for each of its taxable years for so long as its board of directors deems it in the best interests of the Company's shareholders to remain so qualified.

        (j) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

        SECTION 4.    Payment of Expenses.

        (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Placement Agent of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities, any certificates for the Securities, as applicable, to the Placement Agent, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Securities under state securities and real estate syndication laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation and delivery of the Blue Sky Survey, (vi) the printing and delivery to the Placement Agent of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Securities on a national securities exchange.

        (b) Termination of Agreement. If this Agreement is terminated by the Placement Agent in accordance with the provisions of Section 5 or Section 9(a), the Company shall reimburse the Placement Agent for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agent.

        SECTION 5.    Conditions of Placement Agent's Obligations.    The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Company or the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters and the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinion of Counsel for Company. At Closing Time, the Placement Agent shall have received the favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Placement Agent, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Placement Agent may reasonably request.

        (c) Opinion of Placement Agent Counsel. At Closing Time, the Placement Agent shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance Rogers & Wells, LLP, counsel for the Placement Agent, with respect to the matters set forth in clauses (A) (with respect to the first sentence only), (J), (M), (R), (U) (solely as to the information in the Prospectus under "Description of Common Stock") and the third paragraph after clause (X) of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Placement Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

        (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise, whether or not arising in the ordinary course of business, and the Placement Agent shall have received a certificate of the President or a Vice President of the Company, on behalf of the Company and as general partner of the Operating Partnership, and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct, in all material respects, with the same force and effect as though expressly made at and as of Closing Time and (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

        (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Placement Agent shall have received from the accountants who certified the financial statements included in or incorporated by reference into the Registration Statement or the Prospectus a letter dated such date, in form and substance reasonably satisfactory to the Placement Agent, and counsel to the Placement Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Accounting Standards 72 to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f) Bring-down Comfort Letter. At Closing Time, the Placement Agent shall have received from the accountants who certified the financial statements included in or incorporated by reference into the Registration Statement or the Prospectus a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (g) Approval of Listing. At Closing Time, the Securities shall be listed or shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

        (h) Additional Documents. At Closing Time counsel for the Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

        (i) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a) Indemnification of Placement Agent. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Operating Partnership; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (b) Indemnification of Company, Directors and Officers. The Placement Agent severally agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company's directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Placement Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Placement Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Operating Partnership on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Fee received by the Placement Agent.

        The relative fault of the Company and the Operating Partnership on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the

Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Operating Partnership and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities placed by it exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Placement Agent, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

        SECTION 8.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company authorized representatives of the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Fund.

        SECTION 9.    Termination of Agreement.

        (a) Termination; General. The Placement Agent may terminate this Agreement, by notice to the Company at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq

National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 12 shall survive such termination and remain in full force and effect.

        SECTION 10.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at North Tower, 4 World Financial Center, New York, New York 10080, attention of Todd L. Merkle; notices to the Company and the Operating Partnership shall be directed to it at 1300 Wilson Blvd., Suite 400, Arlington, Virginia 22209, Attention of Laurence C. Siegel.

        SECTION 11.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Placement Agent, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Placement Agent shall be deemed to be a successor by reason merely of such purchase.

        SECTION 12.    GOVERNING LAW AND TIME.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 13.    Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 14.    Counterparts.    This Placement Agent Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Placement Agent, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,
THE MILLS CORPORATION
By:	/s/ KENNETH R. PARENT
	Name:	Kenneth R. Parent
	Title:	Executive Vice President of Finance & Chief Financial Officer
THE MILLS LIMITED PARTNERSHIP
By:	The Mills Corporation, its general partner
By:	/s/ KENNETH R. PARENT
	Name:	Kenneth R. Parent
	Title:	Executive Vice President of Finance & Chief Financial Officer
CONFIRMED AND ACCEPTED,
as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
By:	/s/ TODD MERKLE
Authorized Signatory

Exhibit A

FORM OF OPINION OF COMPANY'S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

        (A) The Mills Corporation (the "Company") is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph    above, under the laws of the State of Delaware. The Company has the corporate power and authority to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Placement Agency Agreement and the Purchase Agreement. The Company is authorized to transact business as a foreign corporation in the states listed on Exhibit B to this opinion as of the respective dates of the certificates specified in Exhibit B.

        (B) The Mills Limited Partnership (the "Operating Partnership") is validly existing as a limited partnership and in good standing as of the date of the certificate specified in paragraph    above, under the laws of the State of Delaware. The Operating Partnership has the limited partnership power and authority to own, lease and operate its current properties and to conduct its business, in each case as described in the Prospectus and to perform its obligations under the Placement Agency Agreement. The Operating Partnership is registered as a foreign limited partnership under the laws of the states listed on Exhibit B to this opinion as of the respective dates of the certificates specified in Exhibit B.

        (C) MillsServices Corp. ("MillsServices") is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph    above, under the laws of the State of Delaware. MillsServices has the corporate power and authority to own, lease and operate its current properties and to conduct its business, in each case as described in the Prospectus. MillsServices is authorized to transact business as a foreign corporation in the states listed on Exhibit B to this opinion as of the respective dates of the certificates specified in Exhibit B.

        (D) Management Associates Limited Partnership ("MALP") is validly existing as a limited partnership and in good standing as of the date of the certificate specified in paragraph    above, under the laws of the State of Delaware. MALP has the limited partnership power and authority to own, lease and operate its current properties and to conduct its business, in each case as described in the Prospectus. MALP is registered as a foreign limited partnership under the laws of the states listed on Exhibit B to this opinion as of the respective dates of the certificates specified in Exhibit B.

        (E) Mills Enterprises, Inc. ("MEI") is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph            above, under the laws of the State of Delaware. MEI has the corporate power and corporate authority to own, lease and operate its current properties and to conduct its business, in each case as described in the Prospectus. MEI is authorized to transact business as a foreign corporation in the states listed on Exhibit B to this opinion as of the respective dates of the certificates specified in Exhibit B.

        (F) Each of Gurnee Mills Operating Company, L.L.C. ("GMLLC"), Potomac Mills Operating Company, L.L.C. ("PMLLC") and Arizona Mills L.L.C. ("AMLLC"; together with GMLLC and PMLLC, the "LLC Significant Subsidiaries") (i) is validly existing as a limited liability company and in good standing as of the respective dates of the certificates specified in paragraphs                        above, under the laws of the State of Delaware and (ii) is authorized to transact business as a foreign limited liability company in the states listed on Exhibit B to this opinion as of the respective dates of the certificates specified in Exhibit B.

        (G) Each of Ontario Mills Limited Partnership ("OMLP"), Sawgrass Mills Phase II Limited Partnership ("SMLP II"), Grapevine Mills Limited Partnership ("GVMLP"), Mills-Kan Am Sawgrass Phase 3 Limited Partnership ("MKLP"), Orange City Mills Limited Partnership ("OCMLP"), Opry Mills Limited Partnership ("OPLP"), Katy Mills Limited Partnership ("KMLP"), Concord Mills Limited Partnership ("CMLP"), Arundel Mills Limited Partnership ("AMLP") and Sugarloaf Mills Limited Partnership ("SLMLP") (i) is validly existing as a limited partnership and in good standing as of the respective dates of the certificates specified in paragraphs                        above, under the laws

of the State of Delaware and (ii) is registered as a foreign limited partnership under the laws of the states listed in Exhibit B to this opinion as of the respective dates of the certificates specified in Exhibit B.

        (H) Each of Franklin Mills Associates Limited Partnership ("FMLP") and Sunrise Mills (MLP) Limited Partnership ("SMLP"; collectively with FMLP, OMLP, SMLP II, GVMLP, MKLP, OCMLP, OPLP, KMLP, CMLP, AMLP and SLMLP, the "Partnership Significant Subsidiaries") is validly existing as a limited partnership and in good standing as of the respective dates of the certificates specified in paragraphs             above, under the laws of the District of Columbia and is registered as a foreign limited partnership under the laws of the states listed on Exhibit B to this opinion as of the respective dates of the certificates specified in Exhibit B.

        (I) The Operating Partnership Agreement has been duly executed and delivered by the Company as the sole general partner of the Operating Partnership and on behalf of the Operating Partnership, and constitutes a valid and binding obligation of the Operating Partnership, enforceable against the Company in accordance with its terms, except that no opinion is rendered with respect to any indemnification or exculpation provisions of the Operating Partnership Agreement or any provisions purporting to limit the fiduciary duties of the general partner under the Operating Partnership Agreement.

        (J) Each of the Placement Agency Agreement and the Purchase Agreement has been duly authorized, executed and delivered on behalf of the Company, and the Placement Agency Agreement has been duly authorized, executed and delivered by the Company as the sole general partner of the Operating Partnership on behalf of the Operating Partnership.

        (K) The execution, delivery and performance as of the applicable Closing Time by the Company and the Operating Partnership of the Placement Agency Agreement, and by the Company of the Purchase Agreement, and the consummation by the Company and the Operating Partnership of the transactions contemplated by the Placement Agency Agreement and the Purchase Agreement, and the compliance by the Company and the Operating Partnership with their obligations thereunder do not (i) violate the Certificate of Incorporation or the Amended and Restated Bylaws of the Company (the "Bylaws") or the DGCL, (ii) violate the Operating Partnership Agreement or the Delaware Partnership Act, (iii) to our knowledge, violate any federal or Delaware statute, rule or regulation covered by this opinion letter (no opinion being expressed in this paragraph with respect to the matters relating to any indemnification or contribution provision contained in the Placement Agency Agreement or Purchase Agreement), (iv) to our knowledge, violate any court or administrative order, judgment, writ or decree of any federal or Delaware court or governmental agency or body having jurisdiction over the Company or the Operating Partnership or their assets, or (v) breach or constitute a default (with or without the giving of notice or the passage of time) under any agreement or contract filed as an exhibit to the Registration Statement or the 10-K or any 10-Q's filed after the date of the most recent 10-K. The foregoing opinion shall not be deemed to address any federal securities law matters specifically covered elsewhere in this opinion letter.

        (L) There were authorized            shares, and issued and outstanding            shares, of Common Stock, par value $.01 per share (the "Common Stock"), of the Company as of                        ,             . All such issued and outstanding shares of Common Stock of the Company are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company's Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable. To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of capital stock or other securities of the Company, except (i) as described in the Prospectus and the documents incorporated by reference therein and (ii) the possible issuance of options or restricted stock under the Company's stock option plans. No holder of outstanding shares of Common Stock of the Company has any statutory preemptive right under the DGCL or, to our knowledge, any contractual right to subscribe for any of the shares of Common Stock.

        (M) The shares of Common Stock to be purchased by the Fund from the Company have been duly authorized by the Company for issuance and sale to the Fund. When issued and delivered by the Company in accordance with the provisions of the Placement Agency Agreement and the Purchase Agreement, the shares of Common Stock will be validly issued, fully paid and non-assessable and will not be subject to any pre-emptive right to purchase the shares of Common Stock under the DGCL. The form of certificate evidencing the Common Stock complies with requirements of Section 158 of the DGCL.

        (N) There were issued and outstanding            units of the Operating Partnership (the "Units") as of                        ,             . All of such Units are duly authorized and fully paid and were validly issued under the applicable provisions of the Delaware Partnership Act. To our knowledge, the Operating Partnership has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any Units, except as described in the Registration Statement and Prospectus or pursuant to joint venture agreements listed in Schedule A to the Placement Agency Agreement.

        (O) Except as otherwise stated in the Registration Statement or the Prospectus, all of the issued and outstanding capital stock of MillsServices and MEI have been duly authorized and are validly issued, fully paid and non-assessable under the applicable provisions of the DGCL.

        (P) Except as otherwise stated in the Registration Statement or the Prospectus, all of the issued and outstanding limited liability company interests of each LLC Significant Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable under the applicable provisions of the Delaware LLC Act.

        (Q) Except as otherwise stated in the Registration Statement or the Prospectus, all of the issued and outstanding partnership interests of MALP and each of the Partnership Significant Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable under the laws of the jurisdiction under which laws each such limited partnership was formed.

        (R) The Registration Statement has become effective under the 1933 Act, the required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the 1933 Act have been made in the manner and within the time period required by Rule 424(b) and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

        (S) The Registration Statement and the Prospectus (except for the financial statements and supporting schedules included or incorporated by referenced therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

        (T) The documents incorporated by reference into the Prospectus (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act.

        (U) The information in the Prospectus under the captions "Description of Common Stock," and "Federal Income Tax Considerations" to the extent that such information constitutes matters of law or legal conclusions, or summaries of legal matters or of provisions of the Certificate of Incorporation or Bylaws, has been reviewed by us, and is correct in all material respects. The Common Stock conforms in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Common Stock."

        (V) Except for the registration of the shares of Common Stock under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable state securities laws (as to which we express no opinion) in connection with the purchase of the shares of Common Stock by the Fund, no approval, order or consent of, or registration or filing with, the Commission or any Delaware court or governmental agency or body is required to be obtained or made by the Company or the Operating Partnership in connection with the execution, delivery and performance as of the date hereof by the Company and the Operating Partnership of the Placement Agency Agreement or the Purchase Agreement and the consummation of the transactions contemplated thereby on the date hereof.

        (W) The shares of Common Stock have been authorized for listing by the NYSE.

        (X) Neither the Company nor the Operating Partnership is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        The opinion expressed in Paragraph I above regarding the enforceability of the Operating Partnership Agreement shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in such paragraph, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

        In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law.

        During the course of the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with Merrill Lynch and Merrill Lynch's representatives. While we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus, we may state on the basis of these conferences and its activities as counsel to the Company and the Operating Partnership in connection with the Registration Statement and the Prospectus that no facts have come to our attention which cause us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the applicable Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there is any action, suit, proceeding, inquiry or investigation pending or threatened against the Company or the Operating Partnership, that is required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements (which shall not constitute an opinion), we are not expressing any views as to the financial statements and supporting schedules and other financial information and data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

        In rendering such opinion, we may rely as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B

SIGNIFICANT SUBSIDIARIES

1.
The Mills Limited Partnership

2.
Mills Enterprises, Inc. ("MEI")

3.
MillsServices Corp. ("MillsServices")

4.
Management Associates Limited Partnership ("MALP")

5.
Arizona Mills L.L.C. ("AMLLC")

6.
Gurnee Mills Operating Company, L.L.C. ("GMLLC")

7.
Potomac Mills Operating Company, L.L.C. ("PMLLC")

8.
Arundel Mills Limited Partnership ("AMLP")

9.
Concord Mills Limited Partnership ("CMLP")

10.
Franklin Mills Associates Limited Partnership ("FMLP")

11.
Grapevine Mills Limited Partnership ("GVMLP")

12.
Katy Mills Limited Partnership ("KMLP")

13.
Mills-Kam Am Sawgrass Phase 3 Limited Partnership ("MKLP")

14.
Ontario Mills Limited Partnership ("OMLP")

15.
Opry Mills Limited Partnership ("OPLP")

16.
Orange City Mills Limited Partnership ("OCMLP")

17.
Sawgrass Mills Phase II Limited Partnership ("SMLP II")

18.
Sunrise Mills (MLP) Limited Partnership ("SMLP")

19.
Sugarloaf Mills Limited Partnership ("SLMLP")

Schedule A

Joint Venture Agreements

Arizona Mills L.L.C.
1.	Limited Liability Company Agreement dated 4/15/96
2.	Amended and Restated Limited Liability Company Agreement dated 10/2/00
Arundel Mills Limited Partnership
1.	Agreement of Limited Partnership dated 5/17/99
2.	Amended and Restated Limited Partnership Agreement dated 6/22/99
3.	Second Amended and Restated Limited Partnership Agreement dated 11/30/99
4.	Third Amended and Restated Limited Partnership Agreement dated 12/31/99
Concord Mills Limited Partnership
1.	Agreement of Limited Partnership dated 7/14/97
2.	Amended and Restated Limited Partnership Agreement dated 11/30/98
Grapevine Mills Limited Partnership
1.	Limited Partnership Agreement dated 11/13/96
2.	First Amendment to Limited Partnership Agreement dated 4/30/97
Katy Mills Limited Partnership
1.	Agreement of Limited Partnership dated 12/12/97
2.	Amended and Restated Limited Partnership Agreement dated 1/23/98
3.	First Amendment to Amended and Restated Limited Partnership Agreement dated 3/22/99
Ontario Mills Limited Partnership
1.	Agreement of Limited Partnership dated 12/6/94
2.	Amended and Restated Limited Partnership Agreement dated 9/29/95
3.	Second Amended and Restated Limited Partnership Agreement dated 12/29/95
4.	First Amendment to Second Amended and Restated Limited Partnership Agreement dated 5/22/96
5.	Second Amendment to Second Amended and Restated Limited Partnership Agreement dated 4/ /97
6.	Third Amendment to Second Amended and Restated Limited Partnership Agreement dated 10/26/98
Opry Mills Limited Partnership
1.	Limited Partnership Agreement dated 3/31/98
2.	First Amendment to Limited Partnership Agreement dated 5/18/99
Orange City Mills Limited Partnership
1.	Limited Partnership Agreement executed as of 12/30/96
2.	Letter (First) Amendment to Limited Partnership Agreement dated 4/8/97
3.	Second Amendment to Limited Partnership Agreement dated 12/18/97
4.	Amended and Restated Limited Partnership Agreement executed as of 5/17/01
Sugarloaf Mills Limited Partnership
1.	Limited Partnership Agreement dated 6/21/99
2.	Amended and Restated Limited Partnership Agreement dated 12/31/99
3.	First Amendment to the Amended and Restated Limited Partnership Agreement dated 12/14/00

QuickLinks

  Exhibit 1.1
THE MILLS CORPORATION (a Delaware corporation) PLACEMENT AGENCY AGREEMENT
THE MILLS CORPORATION (a Delaware corporation) PLACEMENT AGENCY AGREEMENT